UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006
SANGAMO BIOSCIENCES, INC.
(Exact name of registrant specified in its charter)

Delaware	000-30171	68-0359556

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Canal Blvd, Suite A100, Richmond, California	94804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (510) 970-6000
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement
     As previously disclosed in a Form 8-K filed by Sangamo BioSciences, Inc. (“Sangamo”) on December 4, 2006 (the “December 4, 2006 Form 8-K”), Sangamo entered into an Asset Purchase Agreement with Edwards Lifesciences LLC, a Delaware limited liability company (“Edwards”), dated as of December 1, 2006, to acquire all of the assets in Edwards’ angiogenesis program, including regulatory filings, clinical data, and GMP product (the “Transaction”). The Transaction closed on December 22, 2006 (the “Closing Date”).
     In connection with the Transaction, Sangamo and Edwards entered into a termination agreement, pursuant to which on the Closing Date, the License Agreement, dated as of January 11, 2000, between Sangamo and Baxter Healthcare Corporation, Edwards’ predecessor in interest (“Baxter”), including all amendments thereto, the Research Funding Agreement, dated as of January 11, 2000, between Sangamo and Baxter, including all amendments thereto, and all rights and obligations under such agreements were terminated.
Item 2.01   Completion of Acquisition or Disposition of Assets
     The disclosures set forth in Item 1.02 above and in Item 1.01 of the December 4, 2006 Form 8-K are incorporated herein by reference. Sangamo completed the Transaction on December 22, 2006.
Item 9.01.   Financial Statements and Exhibits.
(d)	Exhibits. The following document is filed as exhibit to this report:
2.1	Asset Purchase Agreement, dated December 1, 2006, between Sangamo BioSciences, Inc. and Edwards Lifesciences LLC*
*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sangamo BioSciences, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.
Date: December 28, 2006	By:	/s/ Edward O. Lanphier
		Name:	Edward O. Lanphier
		Title:	Chief Executive Officer